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                                                                   Exhibit 17(a)

2 EASY WAYS TO VOTE                           METROPOLITAN SERIES FUND, INC.
                                           STATE STREET MONEY MARKET PORTFOLIO
1. Automated Touch Tone Voting:               501 Boylston Street, Boston,
   Call toll-free 1-800-[   ] and                 Massachusetts 02116
   use the control number shown
   below.
2. Return this voting instruction form     VOTING INSTRUCTION FORM FOR THE
   using the enclosed postage-paid         Special Meeting of Shareholders
   envelope.                                  April 26, 2002, 2:00 p.m.

*** CONTROL NUMBER:      ***

STATE STREET RESEARCH MONEY MARKET PORTFOLIO

The undersigned hereby instructs [insert name of insurance company that issued the variable insurance contract or policy] (the "Company") to vote the shares of the State Street Research Money Market Portfolio (the "Portfolio"), a series of the Metropolitan Series Fund, Inc. (the "Fund"), as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held at the offices of MetLife Advisers, LLC, 501 Boylston Street, Boston, Massachusetts 02116, at 2:00 p.m., Eastern Time, on April 26, 2002 and at any adjournments thereof.

The Company and the Board of Directors of the Fund solicit your voting instructions and recommend that you instruct us to vote "FOR" the Proposal. The Company will vote the appropriate number of Fund shares pursuant to the instruction given. If no instruction is set forth on a returned form as to the Proposal, the Insurance will vote FOR the Proposal.

                   Date ________________, 2002


                                      PLEASE SIGN IN BOX BELOW
                   -------------------------------------------------------------


                   -------------------------------------------------------------
                   Signature - Please sign exactly as your name appears at left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

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           Please fold and detach card at perforation before mailing.





TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON THE PROPOSAL, CHECK THE APPROPRIATE BOX BELOW.

                                            FOR          AGAINST         ABSTAIN

To approve or disapprove the Agreement      [_]            [_]             [_]
and Plan of Reorganization with respect
to the acquisition of the State Street
Research Money Market Portfolio by the
State Street Research Money Market Series, a series of the New England Zenith Fund.

                                      -2-